UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2015

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code: 626-303-7902

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on July 8, 2015. 38,852,136 shares of common stock were outstanding on the record date for the Annual Meeting (May 11, 2015) and entitled to vote at the Annual Meeting.

Regarding the proposal to elect seven directors to serve until the next annual meeting of stockholders, the voting was as follows: Mr. Mark B. Logan received 9,085,580 shares for, and 21,277,919 shares withheld; Ms. Caren Mason received 29,547,992 shares for, and 815,507 shares withheld; Mr. Richard A. Meier received 27,926,685 shares for, and 2,436,814 shares withheld; Mr. John C. Moore received 16,319,731 shares for, and 14,043,768 shares withheld; Mr. J. Steven Roush received 16,255,925 shares for, and 14,107,574 shares withheld; Mr. Louis E. Silverman received 29,467,070 shares for, and 896,429 shares withheld; and Mr. Charles Slacik received 16,321,572 shares for, and 14,041,927 shares withheld. The broker non-votes for each nominee was 5,842,400 shares.

Regarding the proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending January 1, 2016, the voting was as follows: 35,237,421 shares for, 46,421 shares against, and 922,057 abstentions.

Regarding the approval of the non-binding advisory proposal regarding executive compensation, the voting was as follows: 27,169,898 shares for, 815,663 shares against, 2,377,938 abstentions and 5,842,400 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

July 10, 2015	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer